Exhibit 5.1

BYRD LAW GROUP

ATTORNEYS AT LAW

132 W International Speedway Blvd, Suite 25

Daytona Beach, FL 32114
(407) 212-7966

January 31, 2025

Helio Corporation

2448 Sixth Street

Berkeley, CA 94710

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special legal counsel to Helio Corporation, a Florida corporation (the “Company”), in connection with its registration statement on Form S-1 (File No. 333-284062), (as amended or supplemented, collectively the “Registration Statement”) including the preliminary prospectus dated January 31, 2025 included therein (the “Prospectus”), initially filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2024 under the Securities Act of 1933, as amended (the “Act”), relating to (i) the proposed public offering of 3,333,334 shares (the “Shares”) of common stock of the Company, no par value (“Common Stock”), (ii) up to 500,000 shares of common stock of the Company, no par value, that may be issued and sold under a 45-day over-allotment option granted to the representative of the underwriters (the “Over-allotment Shares”), (iii) warrants to be issued by the Company to the underwriters of the offering of the Shares being sold by the Company named in the Registration Statement to purchase up to 5% of the number of shares of Common Stock of the Company sold in the offering (including the Over-allotment Shares, if any) (the “Warrants”), and (iv) up to 5% of the number of shares of Common Stock of the Company sold in the offering (including the Over-allotment Shares, if any) underlying the Warrants (the “Warrant Shares”) and issuable upon exercise thereof. This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act in connection with the Registration Statement.

In connection with this opinion, we have reviewed and relied upon the following:

●	The Registration Statement and the Prospectus;

●	The Underwriting Agreement to be entered into by and between the Company and Think Equity, LLC, as the representative of the several underwriters to be named therein (the “Underwriting Agreement”);

●	The Warrants;

●	The Amended Articles of Incorporation of the Company, as amended and in effect on the date hereof;

●	The Bylaws of the Company in effect on the date hereof and to be in effect upon the effectiveness of the Registration Statement;

●	The resolutions of the Board of Directors of the Company authorizing and approving the execution and delivery of the Underwriting Agreement, the issuance and sale of the Shares, the issuance and sale of the Over-allotment Shares, the issuance of the Warrants, the issuance and sale of the Warrant Shares upon exercise of the Warrants, the preparation and filing of the Registration Statement, and other actions with regard thereto; and

●	Such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1. Following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Shares and Over-allotment Shares specified in the resolutions, respectively, the Shares and the Over-allotment Shares will be duly authorized for issuance by all requisite corporate action on the part of the Company under the FBCA (as defined below) and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

2. The Warrants have been duly authorized by all requisite corporate action on the part of the Company under the Florida Business Corporations Act (“FBCA”) and, provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3. The Over-allotment Shares have been duly authorized for issuance by all requisite corporate action on the part of the Company under the FBCA and, when the Warrant Shares are delivered to and paid for in accordance with the terms of the Warrants upon exercise thereof, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5. 1 to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

We express no opinion as to matters governed by any laws other than the FBCA or the laws of the State of New York, to the extent such New York law applies to Paragraph 2 above. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue-sky laws of any state or any foreign jurisdiction.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ James S. Byrd
Byrd Law Group